UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2005

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 Courthouse Street, Suite 210

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

MHI Hospitality Corporation (the “Company”) reported in a Form 8-K filed on July 28, 2005 that it would file pro forma financial statements and financial statements of the Hilton Jacksonville Riverfront Hotel (the “Hotel”). Amendment No. 1 to that Form 8-K was filed on October 5, 2005 and included pro forma financial information and financial statements prepared under Rule 3-14 of Regulation S-X applicable to purchases of interest in real estate operations. This Form 8-K/A is filed in response to a request by the Securities and Exchange Commission, Division of Corporate Finance, to amend that filing and file financial statements with respect to the Hotel prepared in accordance with Rule 3-05 of Regulation S-X. The financial statements included herein reflect the financial condition and results of operations of the Hotel. The financial statements of the prior owner of the Hotel are not included herewith. We are not aware of any material factors relating to the acquisition that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of the Hilton Jacksonville Riverfront Hotel

1. Report of Independent Registered Public Accounting Firm

2. Balance Sheets as of June 30, 2005 (Unaudited) and December 31, 2004

3. Statements of Operations for the Six Months Ended June 30, 2005 (Unaudited) and the Year Ended December 31, 2004

4. Statement of Changes in Owners’ Equity for the Six Months Ended June 30, 2005 (Unaudited) and the Year Ended December 31, 2004

5. Statements of Cash Flows for the Six Months Ended June 30, 2005 (Unaudited) and the Year Ended December 31, 2004

6. Notes to Financial Statements

(b) Pro Forma Consolidated Financial Information (Unaudited) of MHI Hospitality Corporation and Subsidiaries

1. Pro Forma Consolidated Balance Sheet as of June 30, 2005 (Unaudited)

2. Notes to Pro Forma Consolidated Balance Sheet as of June 30, 2005 (Unaudited)

3. Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2005 (Unaudited)

4. Notes to Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2005 (Unaudited)

5. Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2004 (Unaudited)

6. Notes to Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2004 (Unaudited)

(d) Exhibits.

23.1 Consent of PKF Witt Mares, PLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

MHI Hospitality Corporation

Williamsburg, Virginia

We have audited the accompanying balance sheet of the Hilton Jacksonville Riverfront Hotel, an unincorporated division of MHI Hotels, LLC as of December 31, 2004 and the related statements of operations, changes in owners’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hilton Jacksonville Riverfront Hotel as of December 31, 2004, and the results of its operations and its cash flows in conformity with accounting principles generally accepted in the United States of America.

/s/ PKF Witt Mares, PLC
PKF Witt Mares, PLC

Williamsburg, Virginia

January 10, 2007

HILTON JACKSONVILLE RIVERFRONT HOTEL

BALANCE SHEETS

	June 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$560,907	$343,097
Restricted real estate tax escrows	191,620	137,752
Accounts receivable	186,837	234,019
Inventory	39,447	42,732
Prepaid expenses	67,249	34,960

Total current assets	1,046,060	792,560
Property and equipment
Leasehold improvements	9,738,794	9,690,604
Furniture, fixtures and equipment	4,861,690	4,797,915

Total property and equipment	14,600,484	14,488,519
Less: accumulated depreciation	(7,781,507)	(7,428,104)

Property and equipment, net	6,818,977	7,060,415

Other assets
Deferred charges and other assets (net of amortization of $82,667 and $77,707)	16,534	21,494

TOTAL ASSETS	$7,881,571	$7,874,469

LIABILITIES & OWNERS' EQUITY
Current liabilities
Current portion of long term debt	$199,585	$199,585
Accounts payable	343,022	521,544
Accrued expenses	943,082	1,038,518
Deferred revenue	2,500	10,000
Advance deposits	203,296	231,190

Total current liabilities	1,691,485	2,000,837

Long-term liabilities
Long-term debt	12,528,204	12,627,169

TOTAL LIABILITIES	14,219,689	14,628,006

Owners' equity
Owners' equity accounts	(6,338,118)	(6,753,537)

TOTAL OWNERS' EQUITY	(6,338,118)	(6,753,537)

TOTAL LIABILITIES AND OWNERS' EQUITY	$7,881,571	$7,874,469

See accompanying notes to financial statements.

HILTON JACKSONVILLE RIVERFRONT HOTEL

STATEMENTS OF OPERATIONS

	Six Months Ended June 30, 2005	Year Ended December 31, 2004
	(unaudited)
Revenue
Rooms department	$4,633,160	$7,472,831
Food and beverage department	1,797,153	2,916,035
Other operating departments	481,050	783,699

Total revenue	6,911,363	11,172,565

Operating expenses
Rooms department	1,137,983	2,035,840
Food and beverage department	1,252,094	2,249,631
Other operating departments	77,458	153,131
Selling, general and administrative expense	3,067,836	5,064,546
Management fees - related party	172,905	289,004
Depreciation and amortization	358,361	828,169

Total operating expenses	6,066,640	10,620,321

Net operating income	844,723	552,244

Other income (expense)
Interest expense	(437,060)	(883,491)
Interest income	7,756	3,948

Net income (loss)	$415,419	$(327,299)

See accompanying notes to financial statements.

HILTON JACKSONVILLE RIVERFRONT HOTEL

STATEMENTS OF CHANGES IN OWNERS’ EQUITY

	Six Months Ended June 30, 2005	Year Ended December 31, 2004
	(unaudited)
Owners' equity, beginning of period	$(6,753,537)	$(6,426,238)
Net income (loss)	415,419	(327,299)
Owners' equity contributed	—	—
Owners' equity distributed	—	—

Owners' equity, end of period	$(6,338,118)	$(6,753,537)

See accompanying notes to financial statements.

HILTON JACKSONVILLE RIVERFRONT HOTEL

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30, 2005	Year Ended December 31, 2004
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$415,419	$(327,299)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	358,364	828,169
(Increase) decrease in:
Restricted cash	(53,868)	169,925
Accounts receivable	47,182	(100,375)
Inventory and prepaid expenses	(29,004)	(1,556
Increase (decrease) in:
Accounts payable	(178,522)	(160,039)
Accrued expenses	(95,437)	(12,671)
Deferred revenue	(7,500)	(1,251)
Advance deposits	(27,894)	182,101

Net cash provided by operating activities	428,740	577,004

Cash flows from investing activities:
Capital expenditures	(111,965)	(171,424)

Net cash used by investing activities	(111,965)	(171,424)

Cash flows from financing activities:
Payment of loans	(98,965)	(185,144)

Net cash used by financing activities	(98,965)	(185,144)

Net increase in cash and cash equivalents	217,810	220,436
Cash and cash equivalents at the beginning of the period	343,097	122,661

Cash and cash equivalents at the end of the period	$560,907	$343,097

Supplemental disclosures:
Cash paid during the period for interest	$437,060	$883,491

See accompanying notes to financial statements.

HILTON JACKSONVILLE RIVERFRONT

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity – The Hilton Jacksonville Riverfront Hotel (the “Hotel”) is a 292-room, full-service hotel located in Jacksonville, Florida. The property was purchased in December 1996 and re-opened in February 1997. Income, loss and cash flows pass through to the parent company, MHI Hotels LLC, and are allocated and/or distributed to the members in accordance with the member agreement.

Cash and Cash Equivalents – The Hotel considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventories – Inventories are stated at the lower of cost or market and consist primarily of food and beverages and gift shop merchandise. Cost is determined using the first-in, first-out method.

Property and Equipment – Property and equipment are stated at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, generally, seven to 39 years for leasehold improvements and five to seven years for furniture, fixtures and equipment. Depreciation and amortization expense for the six months ended June 30, 2005 was $353,403 and for the year ended December 31, 2004 was $784,915.

Expenditures which materially increase values or extend lives are capitalized, while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged against earnings as incurred. In August 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The provisions of SFAS No. 144 are effective as of January 1, 2002. SFAS No. 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.” SFAS No. 144 also established a single accounting model for long-lived assets to be disposed of by sale. Management of the Hotel has assessed the operations of the hotel property and the fair market value of the hotel property based on undiscounted cash flows and other models and has noted no impairment in such assets for periods presented.

Management of the Hotel reviews the hotel property for impairment whenever events or changes in circumstances indicate the carrying value of the hotel property may not be recoverable. Events or circumstances that may cause a review include, but are not limited to, adverse changes in the demand for lodging at the property due to declining national or local economic conditions and/or new hotel construction in markets where the hotel is located. When such conditions exist, management performs an analysis to determine if the estimated undiscounted future cash flows from operating activities and the proceeds from the ultimate disposition of the hotel property exceed its carrying value. If the estimated undiscounted future cash flows are less than the carrying amount of the asset, an adjustment to reduce the carrying amount to the hotel property’s estimated fair market value is recorded and an impairment loss is recognized.

Fair values of hotel properties are estimated through a discounted cash flow analysis taking into account each property’s expected cash flow generated from operations, holding period and ultimate proceeds from disposition. In projecting the expected cash flows from operating activities of the asset, the estimates are based upon future projected earnings before interest expense, income taxes, depreciation and amortization, or EBITDA, and deducting expected capital expenditure requirements. Growth assumptions are applied to project these amounts over the holding period of the asset. The growth assumptions are based upon estimated inflationary increases in room rates and expenses and the demand for lodging at the property, as impacted by local and national economic conditions and estimated or known future new hotel supply. The estimated proceeds from disposition are judgmentally determined based on a combination of anticipated cash flow in the year of disposition, capitalization rate, ratio of selling price to gross hotel revenues and selling price per room.

If actual conditions differ from the assumptions, the actual results of each asset’s future operations and fair market value could be significantly different from the estimated results and value used in the analysis.

The property was not held for sale as of June 30, 2005 or December 31, 2004 as defined within the provisions of SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”

Franchise License Fees – Fees expended to obtain a franchise license are amortized over the life of the license. The unamortized franchise fees as of June 30, 2005 and December 31, 2004 were $6,533 and $8,493, respectively. Amortization expense totaled $2,960 for the six months ended June 30, 2005 and $5,920 for the year ended December 31, 2004.

Revenue Recognition – Revenues from operations of the Hotel are recognized when the services are provided. Revenues consist of room sales, food and beverage sales, and other hotel department revenues, such as telephone, rooftop leases and gift shop sales.

Income Taxes – The Hotel is an unincorporated division of a limited liability company, which files tax returns and allocates its income and expense to its members who are taxed on their respective shares. Accordingly, no provision for income tax is included in the financial statements.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	LONG-TERM DEBT

Long-term debt of the Hotel consisted of the following as of June 30, 2005 and December 31, 2004:

	June 30, 2005	December 31, 2004
	(unaudited)
Construction loan and security agreement with Mercantile Safe Deposit and Trust, as trustee of the AFL-CIO Building Investment Trust dated December 21, 1995. The loan consists of two parts. The Construction Tranche has a fixed interest rate of 7.25%. Payments are interest only due the first day of February, March, April, May, July, September, October, and November. The FF&E Tranche has a fixed interest rate of 11.0%. Payments are interest only, due the first of every month. In addition to the above payments, there is a contingent interest payment, which is calculated as 27% of the annual room sales and restaurant lease income in excess of $3,700,000. Unless sooner paid in full, the note is due December 21, 2015. The loan is collateralized by all personal property of the Hotel and is guaranteed by certain members of MHI Hotels, LLC.

Construction Tranche	$6,791,726	$6,791,726

FF&E Tranche	3,233,613	3,233,613

Total Mortgage Debt	10,025,339	10,025,339

HUD Section 108 loan with the City of Jacksonville dated December 13, 1995. The loan carries an interest rate that varies from 5.87% to 7.03% over the life of the loan. The repayment of the loan is primarily through the net incremental increase in the real property taxes paid to the City of Jacksonville which extend through August 1, 2015. The developer, MHI Hotels, LLC, must pay any shortfall in the net incremental increase.	2,357,500	2,410,000

Loan agreement with Caterpillar Financial Services Corporation dated August 20, 2003. The loan has equal monthly payments of $9,913 principal and interest at a fixed rate of 6.90% based upon a five-year amortization schedule. The loan is collateralized by the vessel “Jacksonville Princess” and is guaranteed by certain members of MHI Hotels, LLC.	344,950	391,415

Total long-term debt	$12,727,789	$12,856,744

Long-term debt at December 31, 2004 matures over the following twelve-month periods:

December 31, 2005	$199,025
December 31, 2006	240,818
December 31, 2007	268,102
December 31, 2008	261,671
December 31, 2009	195,000
After December 31, 2009	11,662,138

Total	$12,826,754

3.	RELATED PARTY TRANSACTIONS

The Hotel entered into a Hotel Management Agreement with Maryland Hospitality, Inc., a company affiliated through common ownership with MHI Hotels, LLC, which extends through February 27, 2007 and automatically renews for subsequent five-year terms unless terminated in writing by either party prior to ninety days of the renewal date. Maryland Hospitality, Inc. subsequently assigned the agreement to MHI Hotels Services, LLC (“MHI Hotels Services”), a company affiliated through common ownership, on December 31, 2003. MHI Hotels Services receives a base fee equivalent to 2.5% of gross sales revenue. Management fees for the six months ended June 30, 2005 were $172,905 and for the year ended December 31, 2004 were $279,291. At December 31, 2004, amounts included in current liabilities related to the above transaction were $23,940.

4.	COMMITMENTS AND CONTINGENCIES

Operating Leases

MHI Hotels, LLC leases the entire premises known as the Hilton Jacksonville Riverfront Hotel from a subsidiary of the AFL-CIO Building Investment Trust. The property is leased under a ten-year operating lease, which expires February 27, 2007. There is a renewal option for up to two additional five-year periods expiring February 27, 2012 and February 27, 2017, respectively. Rent expense for all operating leases for the six months ended June 30, 2005 was $100,000 and for the year ended December 31, 2004 was $200,000.

MHI Hotels, LLC leases certain submerged land in the Saint Johns River from the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida. The submerged land is leased under a five-year operating lease that expires September 18, 2007. Rent expense for the six months ended June 30, 2005 was $2,188 and for the year ended December 31, 2004 was $4,376.

Contingent Interest

In conjunction with the mortgage on the property, MHI Hotels, LLC is liable for additional interest in the event its room revenues exceed certain thresholds. The additional interest is classified as indirect hotel operating expense and totaled $812,421 for the six months ended June 30, 2005 and $1,116,930 for the year ended December 31, 2004.

Tenant Leases

MHI Hotels, LLC subleases, as Landlord, the premises known as Ruth’s Chris Steakhouse to Prime Steak – Jacksonville, LLC under a ten-year lease expiring February 27, 2007. Base rent is $204,000 per year and percentage rent is 5.5% of tenants gross receipts in excess of the base rent. Rental income for the six months ended June 30, 2005 was $200,004 and for the year ended December 31, 2004 was $312,091.

Franchise Agreements

The Hotel signed a license agreement with Hilton Inns, Inc. on December 13, 1995, that provides use of the Hilton name, reservation system, training, operating methods, and sales and marketing programs. MHI Hotels, LLC pays Hiltons Inns a franchise fee of 5% of gross rooms revenue. Fees expensed under this agreement totaled $234,146 for the six months ended June 30, 2005 and $379,160 for the year ended December 31, 2004. The agreement expires in 2007.

5.	RETIREMENT PLAN

The Hotel participates in a 401(k) Plan, administered by MHI Hotels Services for those employees who meet the eligibility requirements set forth in the plan. The Hotel matches 10% of the employee contributions up to a total match of 1.5% of employee’s wages. Contributions to the plan for the six months ended June 30, 2005 were $4,247 and for the year ended December 31, 2004 were $9,874. All employees who have at least one year of service and who have attained the age of 21 are eligible. Employees are vested automatically with respect to employee contributions. Vesting for employer contributions, based upon years of service, is as follows:

Years of Service	Vested Percentage
Less than two	0%
Two but less than three	20%
Three but less than four	40%
Four but less than five	60%
Five but less than six	80%
Six or more	100%

6.	SUBSEQUENT EVENT

On July 22, 2005, the subsidiary of the AFL-CIO Building Investment Trust sold the property to an indirect subsidiary of MHI Hospitality Corporation (“MHI”). The sale price of $22.0 million was funded in part by an $18.0 million five-year mortgage loan from an affiliate of the seller. The loan, which is secured by a lien against all the assets, rents and profits of the Hotel as well as the real property, bears interest at the rate of 8.0% payable monthly during the term and matures in July 2010. Pre-payment penalties apply toward any principal of the loan repaid before the fifth year of the term. In addition, MHI issued additional units in the operating partnership of MHI with a value of $913,482 to MHI Hotels, LLC in consideration of its contribution of certain tangible assets and contractual rights.

MHI HOSPITALITY CORPORATION

Pro Forma Consolidated Balance Sheet

as of June 30, 2005 (Unaudited)

	Historical MHI Hospitality(1)	Hilton Jacksonville(2)	Pro Forma MHI Hospitality
ASSETS
Investment in hotel properties, net	$80,160,916	$22,472,806	$102,633,722
Cash and cash equivalents	7,900,256	(6,559,324)	1,340,932
Restricted cash	1,063,085	3,000,000	4,063,085
Accounts receivable	2,267,990	—	2,267,990
Accounts receivable-affiliate	42,751	—	42,751
Prepaid expenses, inventory and other assets	2,573,419	—	2,573,419
Shell Island lease purchase, net	3,294,118	—	3,294,118
Deferred financing costs, net	213,860	—	213,860

TOTAL ASSETS	$97,516,395	$18,913,482	$116,429,877

LIABILITIES
Mortgage loans	$25,195,851	$18,000,000	$43,195,851
Accounts payable and accrued expenses	4,100,132	—	4,100,132
Dividends and distributions payable	1,790,248	—	1,790,248
Advance deposits	487,325	—	487,325

TOTAL LIABILITIES	31,573,555	18,000,000	49,573,555

Minority Interest in Operating Partnership	21,568,430	913,482	22,481,912

OWNERS' EQUITY
Preferred stock , par value $0.01, 1,000,000 shares authorized, 0 shares issued and outstanding	—	—	—
Common stock , par value $0.01, 49,000,000 shares authorized, 6,704,000 shares and 6,004,000 shares issued and outstanding at June 30, 2005 and December 31, 2004	67,040	—	67,040
Additional paid in capital	47,760,347	—	47,760,347
Accumulated deficit	(3,452,978)	—	(3,452,978)

TOTAL OWNERS' EQUITY	44,374,410	—	44,374,410

TOTAL LIABILITIES AND OWNERS' EQUITY	$97,516,395	$18,913,482	$116,429,877

MHI HOSPITALITY CORPORATION

Notes to Pro Forma Consolidated Balance Sheet

As of June 30, 2005

(Unaudited)

(1)	Reflects the historical consolidated balance sheet of the Company as of June 30, 2005. Please refer to the Company’s historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2005.

(2)	Reflects the acquisition of the Hilton Jacksonville Riverfront Hotel (the “Hotel”). The purchase price was approximately $22.0 million and has been allocated among land, building and personal property including furniture, fixtures and equipment based on the preliminary purchase price allocation performed pursuant to Statement of Financial Accounting Standards No. 141, Business Combination (SFAS No. 141). The building is depreciated over 39 years and the personal property over an average useful life of seven years.

The acquisition was principally financed through the extension of an $18.0 million loan from an affiliate of the seller. The non-amortizing note bears interest at the rate of 8.0% and matures five years from the date of closing. The note is pre-payable any time after the fourth anniversary of closing. In addition, MHI Hotels, LLC (“MHI Hotels”), an affiliate of MHI Hotels Services LLC, contributed furniture, fixtures and equipment used in the operation of the Hotel and assigned its leasehold interest and other rights relating to the property to the purchaser in exchange for 90,569 units in our operating partnership, MHI Hospitality L.P. (the “Operating Partnership”), valued at approximately $913,000.

At closing, the Company placed $3.0 million into a restricted account to be used in a capital improvement program for the Hotel.

MHI HOSPITALITY CORPORATION

Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2005 (Unaudited)

	Historical MHI Hospitality(1)	Hilton Jacksonville(2)	Pro Forma Adjustments		Pro Forma MHI Hospitality
REVENUE
Rooms department	$17,795,094	$4,633,160	$—		$22,428,254
Food and beverage department	7,799,687	1,797,153	—		9,596,840
Other operating departments	1,131,054	481,050	—		1,612,104

		—
Total revenue	26,725,835	6,911,363	—		33,637,198

EXPENSES
Hotel operating expenses
Rooms department	4,882,874	1,137,983	—		6,020,857
Food and beverage department	5,385,323	1,252,094	—		6,637,417
Other operating departments	347,706	77,458	—		425,164
Indirect	9,456,930	3,240,741	(947,002	)(3)	11,750,669

Total hotel operating expenses	20,072,833	5,708,276	(947,002)		24,834,107

Depreciation and amortization	1,951,906	358,361	(111,127	)(4)	2,199,140
Renovation expenses	604,839	—	—		604,839
Corporate general and administrative	965,167	—	—		965,167

Total operating expenses	23,594,745	6,066,637	(1,058,129)		28,603,254

OPERATING INCOME	3,131,090	844,726	(1,058,129)		5,033,944

Other income (expense)
Interest expense	(1,035,610)	(437,060)	(282,940	)(5)	(1,755,610)
Interest income	101,658	7,756	(7,756	)(6)	101,658

Income (loss) before minority interest in operating partnership and income taxes	2,197,138	415,422	767,433		3,379,992

Minority interest in operating partnership	(783,818)	—	(398,748	)(7)	(1,182,566)
Provision for income tax	(52,715)	—	(139,500	)(8)	(192,215)

NET INCOME	$1,360,604	$415,422	$229,185		$2,005,211

Income per share	$0.21				$0.30
Weighted average number of shares outstanding	6,630,519				6,630,519

MHI HOSPITALITY CORPORATION

Notes to Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2005

(Unaudited)

(1)	Reflects the historical consolidated statement of operations of the Company for the six months ended June 30, 2005. Please refer to the Company’s historical financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2005.

(2)	Reflects the historical statement of operations for the Hotel for the six months ended June 30, 2005.

(3)	Reflects the reduction of management fees from 2.5% of gross revenue down to 2.0% of gross revenue according to the management agreement with MHI Hotels Services, LLC. Management fees will increase to 2.5% in 2007 and 3.0% in 2008 and thereafter.

Also reflects elimination of the rents and contingent interest paid to an affiliate of the seller.

Also reflects the elimination of certain operating expenses of the “Jacksonville Princess”, a charter vessel owned by MHI Hotels, LLC on which events are catered by the Hotel, and the addition of charter lease expenses which would have been due MHI Hotels, LLC under the new lease agreement between the Company and MHI Hotels, LLC.

(4)	Reflects an adjustment to depreciation equivalent to that of the building (over 39 years) and furniture, fixtures and equipment (over an average of seven years) based on the preliminary purchase price allocation in accordance with SFAS No. 141.

(5)	Reflects elimination of the interest related to the previously existing mortgage debt and the boat loan as well as the incremental interest expense related to the $18.0 million mortgage extended by an affiliate of the seller. See Note 2 to the Pro Forma Consolidated Balance Sheet.

(6)	Reflects the elimination of interest income on the cash reserves of the hotel operator.

(7)	Reflects the adjustment to establish an average minority interest of approximately 37.1%. Average minority interest is calculated as if the 90,569 units in the operating partnership had been distributed at the beginning of the period.

(8)	Reflects the change in income tax expense related to MHI Hospitality TRS, LLC, the Company's wholly owned taxable REIT subsidiary. MHI Hospitality TRS, LLC,

which leases the Company's hotels from the Operating Partnership, is subject to federal and state income taxes.

MHI HOSPITALITY CORPORATION

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2004 (Unaudited)

	Historical MHI Hospitality Period From December 21, 2004 to December 31, 2004(1)	The Predecessor Period From January 1, 2004 to December 20, 2004(2)	Hilton Jacksonville(3)	2004 Acquisitions(4)	Pro Forma Adjustments		Pro Forma MHI Hospitality
REVENUE
Rooms department	$438,603	$16,859,415	$7,472,831	$14,991,816	$—		$39,762,665
Food and beverage department	191,609	8,123,306	2,916,035	5,351,297	—		16,582,247
Other operating departments	28,946	889,144	783,699	1,554,229	—		3,256,018

Total revenue	659,158	25,871,865	11,172,565	21,897,342	—		59,600,930

EXPENSES
Hotel operating expenses
Rooms department	156,380	4,336,704	2,035,840	4,343,147	—		10,872,071
Food and beverage department	196,817	5,767,897	2,249,631	3,977,812	—		12,192,157
Other operating departments	10,174	454,037	153,131	415,371	—		1,032,713
Indirect	608,706	9,692,125	5,353,550	8,796,482	(1,794,490	)(5)	22,656,383

Total hotel operating expenses	972,077	20,250,763	9,792,152	17,532,812	(1,794,490)		46,753,324

Depreciation and amortization	172,899	1,714,734	828,169	—	1,505,980	(6)	4,221,782
Corporate general and administrative
Startup costs	722,550	—	—	—	—		722,550
Management restructuring fee	2,000,000	—	—	—	—		2,000,000
Other	1,080,068	—	—	—	—		1,080,068

Total operating expenses	4,947,594	21,965,497	10,620,321	17,532,812	(288,500)		54,777,724

OPERATING INCOME (LOSS)	(4,288,436)	3,906,368	552,244	4,364,530	(288,500)		4,823,206
Other income (expense)
Interest expense	(57,437)	(2,228,427)	(883,491)	—	(338,177	)(7)	(3,507,532)
Interest income	340	1,753	3,948	—	(3,948	) (8)	2,093
Loss from minority interests	—	(90,877)	—	—	90,877	(9)	—

Income (loss) before minority interest in operating partnership and income taxes	(4,345,533)	1,588,817	(327,299)	4,364,530	37,252		1,317,767

Minority interest in predecessor company	—	(595,539)	—	—	595,539	(10)	—
Minority interest in operating partnership	1,611,311	—	—	—	(2,524,885	) (11)	(913,574)
Income tax benefit	200,000	—	—	—	299,752	(12)	499,752

NET INCOME (LOSS)	$(2,534,222)	$993,278	$(327,299)	$4,364,530	$(1,592,342)		$903,945

Income (loss) per share	$(0.42)						$0.15

Weighted average number of shares outstanding	6,004,000						6,004,000

MHI HOSPITALITY CORPORATION

Notes to Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2004

(Unaudited)

(1)	Reflects the historical consolidated statement of operations of the Company for the period December 21 to December 31, 2004. Please refer to the Company’s historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2004.

(2)	Reflects the historical consolidated and combined statement of operations of the MHI Hotels Services Group (the “Predecessor”), which is considered the predecessor to MHI Hospitality Corporation for accounting purposes, for the period January 1 to December 20, 2004. MHI Hotels Services Group formerly included three of our initial hotel properties: the Holiday Inn Downtown Williamsburg, the Hilton Wilmington Riverside and the Hilton Savannah DeSoto. Please refer to the Company’s historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2004.

(3)	Reflects the historical statement of operations for the Hotel for the year ended December 31, 2004.

Also reflects the elimination of certain operating expenses of the “Jacksonville Princess”, a charter vessel owned by MHI Hotels, LLC on which events are catered by the Hotel, and the addition of charter lease expenses which would have been due MHI Hotels, LLC under the new lease agreement between the Company and MHI Hotels, LLC.

(4)	Reflects the historical summary of gross income and direct operating expenses for the hotels and the Shell Island leasehold interest not included in the Predecessor’s financial statements, but which were acquired in the formation transactions, for the period January 1 to December 20, 2004. Costs such as depreciation and amortization as well as mortgage interest were excluded from the historical summary. See Notes 6 and 7 below.

(5)	Reflects an adjustment of the management fees of each hotel to 2.0% of gross revenue according to the management agreement with MHI Hotels Services, LLC. Management fees for the hotels acquired in the formation transactions will increase to 2.5% in 2006 and 3.0% in 2007 and thereafter.

Also reflects elimination of the rents and contingent interest paid to an affiliate of the seller.

(6)	Reflects the change in depreciation expense due to the acquisition of the minority interests of the Predecessor in the existing hotels and the acquisition of the Holiday

Inn Brownstone, Hilton Philadelphia Airport, the Maryland Inn, and the Hotel. Depreciation on the Hilton Jacksonville Riverfront Hotel has also been adjusted to reflect that of the building (over thirty-nine years) and furniture, fixtures and equipment (over an average of seven years) based on the preliminary purchase price allocation in accordance with SFAS No. 141. The Shell Island lease purchase of $3.5 million is being amortized over nine years.

(7)	Reflects the change in interest expense due to the retirement of some of the Predecessor’s existing mortgage obligations with proceeds of the Company’s initial public offering and the elimination of interest on the prior mortgage debt. The incremental interest expense related to the $18.0 million mortgage extended by an affiliate of the seller is reflected as well. See Note 2 to the Pro Forma Consolidated Balance Sheet.

(8)	Reflects the elimination of interest income on the cash reserves of the hotel operator.

(9)	Reflects elimination of equity in net income (loss) of minority interests of the Predecessor.

(10)	Reflects elimination of minority interest in the Predecessor.

(11)	Reflects the adjustment to establish a minority interest of approximately 39.4%. Average minority interest is calculated as if the 90,569 units in the operating partnership had been distributed at the beginning of the period.

(12)	Reflects the change in income tax expense related to MHI Hospitality TRS, LLC, the Company's wholly owned taxable REIT subsidiary. MHI Hospitality TRS, LLC, which leases the Company's hotels from the Operating Partnership, is subject to federal and state income taxes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2007

MHI HOSPITALITY CORPORATION

By:	/s/ Andrew M. Sims

Name	Andrew M. Sims
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of PKF Witt Mares, PLC